Exhibit 9(c)(ii)

          Assignment Agreement for Settlement Agreement
          (for Golden American Life Insurance Company)

                    ASSIGNMENT AGREEMENT FOR
                      SETTLEMENT AGREEMENT

     AGREEMENT, made this 20th day of March, 1991, by and among Western Capital Financial Group ("Western Capital"), a California corporation; Directed Services, Inc. ("DSI"), a New York corporation; Golden American Life Insurance Company ("Golden American"), a stock life insurance company incorporated under the laws of the State of Minnesota, on its own behalf and on behalf of any separate accounts of Golden American shown on Exhibit A to the Settlement Agreement as defined below; and The Specialty Managers Trust, a Massachusetts business trust ("Trust").

     WHEREAS, the Trust is registered with the Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940, as amended ("Act"), and the Trust issues shares in several different classes, each of which is known as a "Series"; and

     WHEREAS, the Trust, Western Capital and Golden American entered into an Settlement Agreement dated December 28, 1988
("Settlement Agreement"); and

     WHEREAS, Western Capital has served as Distributor to the Trust pursuant to a Distribution Agreement between the Trust and Western Capital dated December 27, 1988; and

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     WHEREAS, the Trust and Western Capital have terminated the
Distribution Agreement with Western Capital, effective at the close of business on March 20, 1991; and

     WHEREAS, commencing March 21, 1991, DSI has agreed to serve as Distributor to the Trust pursuant to a new Distribution
Agreement between the Trust and DSI dated March 20, 1991; and

     WHEREAS, Western Capital, Golden American and the Trust desire to assign Western Capital's interest in the Settlement
Agreement to DSI, and DSI desires to be the assignee of Western
Capital's interest.

     NOW, THEREFORE, it is agreed as follows:

     1.   ASSIGNMENT.  Effective as of March 21, 1991, Western
Capital hereby assigns to DSI all of its interest in the Settlement Agreement.

     2. PERFORMANCE OF DUTIES. DSI hereby assumes and agrees to perform all of Western Capital's duties and obligations under the Settlement Agreement and be subject to all of the terms and conditions of said Agreement as if they applied to Western Capital. DSI shall not be responsible for any claim or demand arising under the Settlement Agreement from services rendered prior to the effective date of this Assignment Agreement unless otherwise agreed by DSI, and Western Capital shall not be responsible for any claim or demand arising under the Settlement Agreement from services rendered after the effective date of this Assignment Agreement unless otherwise agreed by Western Capital.

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     3.   REPRESENTATION OF DSI.  DSI represents and warrants
that it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD").

     4. CONSENT. The Trust and Golden American hereby consent to this assignment by Western Capital of its rights under the Settlement Agreement to DSI and the assumption by DSI of Western Capital's interest in such Agreement and the duties and obligations thereunder, and agree, subject to the terms and conditions of said Agreement, to look to DSI for the performance of the duties and obligations formerly owed by Western Capital under said Agreement.

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     IN WITNESS WHEREOF, the parties hereto have cause this
Assignment Agreement to be executed by their duly authorized officers hereunto duly attested as of the date and year written above.

                         WESTERN CAPITAL FINANCIAL GROUP


_______________________  By:  _______________________________
Attest                        Andrew D. Westhem


Vice President                President
Title                         Title


                         DIRECTED SERVICES, INC.


_______________________  By:  _______________________________
Attest


Secretary                     Executive Vice President
Title                         Title


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
                         GOLDEN AMERICAN LIFE INSURANCE COMPANY


_______________________  By:  _______________________________
Attest                        F. H. Davidson


Executive Vice President      President
Title                         Title


                         THE SPECIALTY MANAGERS TRUST


_______________________  By:  _______________________________
Attest                        F. H. Davidson


Outside Counsel          Vice President
Title                         Title

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